As filed with the Securities and Exchange Commission on
                                             June 17, 1996
                                             -------------
                       Registration No. 033-90672

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                           --------------------------



                  POST-EFFECTIVE AMENDMENT NO. 1

                                       to

                                    FORM SB-2

             Registration Statement Under The Securities Act of 1933


                        RESOURCENET COMMUNICATIONS, INC.

           (Name of small business issuer as specified in its charter)

          California          7311-0193-1026060               93-1026060
    (State of Incorporation) (Primary Standard Industry     (I.R.S. Employer
                             Classification Code Number)   Identification No.)




                               One Sansome Street
                                   Suite 2000
                         San Francisco, California 94104
                                 (415) 721 0299
          (Address and telephone number of principal executive offices)

                           Donald F. Mintmire, Esquire

                           265 Sunrise Ave., Suite 204
                            Palm Beach, Florida 33480
                                 (561) 832 5696
            (Name, address and telephone number of Agent for Service)







        Approximate date of commencement of proposed distribution of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

                               Page 1 of 32 Pages
                        Exhibit Index located on Page 28


          Cross Reference Sheet for Registration Statement on Form SB-2

Form SB-2 Item Numbers and Headings                       Location


Item 1    Forepart of the Registration
          Statement and Outside Front
          Cover Page of Prospectus                        Outside Front Cover Page

Item 2    Inside Front and Outside Back
          Cover Pages of Prospectus                       Inside Front and Outside Back
                                                          Cover Pages

Item 3    Summary Information and
          Risk Factors                                    Prospectus Summary; Risk Factors


Item 4    Use of Proceeds                                 Use of Proceeds



Item 5    Determination of
          Offering Price                                  Risk Factors; Description of Securities


Item 6    Dilution                                        Dilution



Item 7    Selling Security Holders                        Not Applicable



Item 8    Plan of Distribution                            Plan of Distribution



Item 9    Legal Proceedings                               Business



Item 10   Directors and Executive
          Officers                                        Management


Item 11   Security Ownership of
          Certain Beneficial
          Owners and Management                           Principal Shareholders; Certain
                                                          Transactions

Item 12   Description of the Securities
          to be Registered                                 Outside Front Cover


Item 13   Interest of Named Experts
          and Counsel                                      Not Applicable


Item 14   Statement as to
          Indemnification                                  Indemnification


Item 15   Organization Within 5 Years                      Business; Risk Factors



Item 16   Description of Business                          Business



Item 17   Management's Plan of Operation                   Business



Item 18   Description of Property                          Business



Item 19   Certain Relationships and
          Related Transactions                             Certain Transactions


Item 20   Market for Common Equity
          and Related Stockholder Matters                  Description of Securities; Risk Factors


Item 21   Executive Compensation                           Management



Item 22   Financial Statements                             Financial Statements



Item 23   Changes in and Disagreements
          With Accountants on
          Accounting and Financial
          Disclosure                                       Not Applicable






                                   PROSPECTUS


                        ResourceNet Communications, Inc.

ResourceNet Communications, Inc. (hereinafter also referred to as"ResourceNet" and the "Company") is offering 850,000 shares of its Common Stock of which 51,200 shares (the minimum Offering) have already been sold with no par value, at $6.00 per share. For a description of the rights and privileges of the Common Stock see "Description of Securities." The Company intends to have its Common Stock listed for quotation on the OTC Bulletin Board once the Offering has been completed. The initial offering price of the Common Stock has been arbitrarily determined by the Company and does not necessarily bear any relationship to the Company's asset value, net worth, or other criteria of established value.
                       -----------------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY INVOLVE A VERY HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT (SEE "RISK FACTORS" ON PAGE 6 FOR SPECIAL RISKS CONCERNING THE COMPANY).


===============================================================================
                  Price to Public  Underwriting Fees     Proceeds
                                   and Commissions(1)    to Company(2)
-------------------------------------------------------------------------------
Per Share         $      6.00      $      .78            $   5.22
-------------------------------------------------------------------------------
Total Maximum(2)  $ 5,100,000.00   $   663,000.00        $  4,396,240.00 (3)
===============================================================================

(1)ResourceNet hereby offers to sell up to 850,000 shares of its Common Stock, 51,200 of which has already been sold, at $6.00 per share (hereinafter also referred to as the "shares" or the "securities"). This Offering is made for a period of up to, and not to exceed, one year from the date of this Prospectus. On December 24, 1996, ResourceNet selling on a best-efforts, self-underwritten basis, received offering proceeds from investors of $307,200, an amount which was sufficient to meet the Company's minimum offering as described in this prospectus.

(2) Should all of the shares offered hereby be sold, ResourceNet will realize a minimum of $4,396,240 less expenses of issuance and distribution of $40,758.62, in proceeds from this Offering based upon the payment of a sales commission and non-accountable expense allowances to any broker/dealer (see "Plan of Distribution"). ResourceNet, through its Officers and Directors, will act as selling agent for this Offering, which is being made on a "self-underwritten" basis pursuant to, and in compliance with, Rule 3a-4-1 of the Securities Exchange Act of 1934, as amended (hereinafter referred to as the ("Exchange Act") (see "Description of Securities"). The shares offered hereby may also be sold by selected broker/dealers. Should these shares be sold by a broker/dealer, ResourceNet will pay a sales commission of up to 10 percent, and an additional non-accountable expense allowance equal to up to 3 percent of the gross proceeds from the sale of shares. In no event will ResourceNet pay a commission, sales fee, or expense to its Officers or Directors related to this Offering. Should ResourceNet sell any of the shares itself, it will pay no commission and non-accountable expense allowance on such sales, and the net proceeds available to ResourceNet will increase accordingly (see "Use of Proceeds").

(3) This amount of net proceeds includes the payment of other expenses of issuance and distribution.

RESOURCENET COMMUNICATIONS, INC. IS A REPORTING COMPANY UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
                        The date of Prospectus is        , 1997

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and audited financial statements, including the notes thereto, which appear elsewhere in this Prospectus and in the Registration Statement.

The Company

         ResourceNet Communications, Inc. (hereinafter also referred to as "ResourceNet" and the "Company") was incorporated in the State of California on December 14, 1989 to develop, market and sell its planned advertising franchises throughout the United States. The Company is seeking the proceeds from the sale of shares offered hereby to further develop and expand its business operations. ResourceNet is a start-up company that has realized minimal revenue to date to establish business operations and to prepare and file documentation for the sale of its franchises.

         ResourceNet was founded by a group of advertising agency executives, including executives experienced with worldwide advertising agencies such as Ogilvy & Mather and BBDO. Based on its experience in the advertising industry, management believes that there is a significant opportunity to develop market share by offering support services for creative companies with annual sales in the $500,000 - $25,000,000 range. In part due to the recent "down-sizing" that many have experienced, major advertisers are out-sourcing marketing services more than ever, and in many instances will be unwilling to pay the costs of a full-service agency.

         Historically, larger advertising agencies and creative companies such as Ogilvy & Mather, J. Walter Thompson, and BBDO concentrate their marketing efforts toward larger advertising clients, often those clients with advertising budgets far exceeding $1,000,000. As a result, management believes that a broad-based creative service support system which specializes in meeting the needs of mid-size creative companies that service clients with smaller advertising budgets, provides the Company with a significant opportunity to develop and expand market share within this target market. International groups of advertising agencies are organized to service clients on an international basis and often focus on such clients as Proctor & Gamble, Coca-Cola, Ford Motor Company, Exxon, etc. These "full-service" advertising agencies have not traditionally attempted to capture the business of mid-level advertisers using their top personnel, primarily due to cost and price constraints. ResourceNet will provide the support systems and network efficiencies that will allow the "smaller' creative shops as defined above to capture more of those mid-level as well as larger advertising clients otherwise ignored by the large international shops.

         ResourceNet has completed and submitted the documentation necessary for compliance with the California Department of Corporations for the registration for sale of franchises in California with targeted states to follow. To the Company's knowledge there are no other companies offering creative service support franchises in the United States at this time. The Company plans to market its franchises to fill the niche of market share that exists between the large full service national and small lower budget creative service companies. ResourceNet's principal executive office is located at One Sansome Street, Suite 2000, San Francisco, California 94104, and its telephone number is (415) 721-0299.

The Securities Offered

         The Company is offering to sell 850,000 shares of Common Stock of which 51,200 shares have already been sold for $6.00 per share (see "Description of Securities") On December 24, 1996, ResourceNet Communications, Inc., selling on a best-effort, self-underwritten basis, received Offering proceeds from investors of $307,200, an amount which was sufficient to meet the Company's minimum Offering amount as described in this prospectus.

Use of Proceeds

The Company is continuing to sell shares in its Initial Public Offering, and has commenced the usage of the Offering proceeds to date, to continue the development and expansion of the Company and its operations.

                                  RISK FACTORS


         An  investment in the  securities  offered  hereby  involves a high and substantial degree of risk. Prior to making an investment decision, a prospective investor should carefully consider the risk factors listed below, together with the other factors and financial data included herein, in relation to his or her financial circumstances and the possible loss of his or her entire investment.

         This section of this Prospectus addresses the risks factors which management believes present the most substantial risk to investors in this Offering, and which constitute the greatest threat that an investment in the shares may be lost in whole or in part, or not provide an adequate return on investment.


                          Risks Related to the Company


Development Stage Company - Minimal Revenue From Operations

         ResourceNet is a development stage enterprise organized to sell creative service support franchises. ResourceNet has realized minimal revenue to date to establish business operations and to prepare and file documentation for the sale of its franchises as of the date of this Prospectus. The Company seeks to develop its business through the sale of creative service support franchises. There is no absolute assurance that the Company will be able to develop its business by establishing franchising operations on a continuous and profitable basis, if at all.
         Prospective investors should be aware of the difficulties which could be experienced by ResourceNet in developing its business, especially in view of competition from existing and more established advertising agencies which will compete with ResourceNet's prospective franchisees for advertising clients and revenues. If ResourceNet's plans prove unsuccessful, shareholders could lose all or a substantial part of their respective investments. Management estimated that ResourceNet must realize at least $300,000 in gross proceeds from this Offering to commence planned franchise sales operations and the Company has accomplished this.

Uncertainty of Significant Assumptions

         ResourceNet's plans for financing and implementing its planned business operations and the projection of ResourceNet's potential for profitability from its intended operations are based solely on the experience, judgment, and assumptions of management. The significant assumptions made by management with respect to the potential for market acceptance and profitability for ResourceNet and its intended future franchisees are that an increasing number of small to mid-size businesses, larger businesses, and divisions of these businesses will continue to out-source marketing services, and will be unwilling to pay the high costs of a full-service agency. Management also assumes that large nationally established advertising agencies will not begin to seek the advertising accounts of businesses which expend less than several million dollars annually for advertising. Additionally, management assumes that existing creative service companies which are smaller in terms of size and revenues will respond positively to the opportunity to join a franchise network of creative service companies, especially in light of ResourceNet's intention to promote its franchise network on a national basis. Management believes that the type of national exposure which ResourceNet intends to afford to its franchisees would otherwise be unavailable to them, considering their traditionally smaller scope with their respective client bases and revenues.

         There can be no assurance with respect to the accuracy, certainty, or validity of any of these significant assumptions, and should management be incorrect in making any of these assumptions, the financial results experienced by ResourceNet could be severely adversely affected; and shareholders, including investors in this Offering, could lose all or part of their respective investments in ResourceNet.

No Historical Basis for Management's Opinion

         All of ResourceNet's Officers and Directors have advertising agency experience but, none of these persons has been previously involved in the franchising business. Additionally, the Company has a limited operating history. Accordingly, there is no basis, other than the judgment of, and assumptions made by, ResourceNet's management, on which to estimate the volume of franchise sales and the amount of revenues which ResourceNet's planned operations may generate, or regarding other aspects of the planned operations of ResourceNet (see "Business - Background" and "Management").

Uncertainty of Adequacy of Financing

         Although management believes that the net proceeds obtained from the sale of the minimum number of shares offered hereby will be sufficient to allow ResourceNet to develop its operations as more fully described in this Prospectus, additional financing may be required to implement ResourceNet's operating plans. There is no assurance that any additional financing will be available to ResourceNet if and when required, and that even if such financing is available, it will not materially dilute the ownership of the then existing shareholders, including investors in the shares offered hereby (see "Description of Securities", "Dilution" and "Use of Proceeds").

Uncertainty of Market Acceptance and Financial Results

         Until ResourceNet has established market acceptance for its advertising franchise business and built up revenues, its financial results will be unpredictable, making financial management more difficult. There is no assurance that ResourceNet will achieve the market share anticipated by management for its franchising business (see "Business").

Dependence Upon Management - Reliance Upon the Efforts of a Few Individuals

         ResourceNet's success largely depends on the continued services of the Company's Officers and Directors, and upon their ability to manage and conduct ResourceNet's operations. The loss of any of their services could adversely affect ResourceNet's prospects for success (see "Management" and "Business").

Anti-Takeover Provisions

         Certain provisions of ResourceNet's Bylaws may make it more difficult and time consuming to acquire ResourceNet, thereby reducing ResourceNet's vulnerability to an unsolicited proposal for takeover. Under the provisions of the Bylaws, the current Board of Directors is authorized to take any action required to increase the authorized issue of shares or the classes and types of capital stock and other securities of the corporation including, common stock and preferred stock, without seeking approval of the holders of shares of voting common stock or the holders of any other securities of the Company. Additionally, the Board of Directors is specifically empowered to authorize and issue corporate stock of various amounts, classes and types, and also to authorize the sale or issuance of warrants, options or other rights pursuant to such corporate stock for valid purposes of the Company or its business or its expansion without first obtaining approval of the shareholders. These provisions could have the effect of depriving shareholders of the opportunity to sell shares at a premium over prevailing market prices, which sometimes arises pursuant to takeover bids. ResourceNet's Bylaws also authorize the Board of Directors to oppose certain tender offers on the basis of factors other than economic benefit to shareholders.

Competition

         While management is unaware of any other company currently franchising or seeking to franchise creative service companies, there are numerous well-established advertising agencies that will be competing directly with ResourceNet's intended franchises for advertising market share. To the extent that competitive creative service companies successfully capture advertising market share, it could impede the establishment and development of ResourceNet's franchise network and of individual franchise locations.

Franchising Operations

         While the documents necessary to commence franchise registration in thirty-two states (including California) have been completed, there is no assurance that ResourceNet will be able to obtain or maintain effective registration for its intended franchise program in those states or in any other states. ResourceNet's Franchise Agreement includes non-competition language intended to prevent franchisees from terminating their franchises and going into competition with ResourceNet without paying the franchise royalties and other fees required pursuant to operating a ResourceNet franchise location. While management believes that these provisions will be enforceable, there is no absolute assurance should ResourceNet attempt to enforce the non-competition provisions of the Franchise Agreement that ResourceNet will prevail in any enforcement action.

         Franchisees will also be required to maintain liability insurance to insure against liabilities incurred pursuant to the operation of their independently owned and operated franchise locations. ResourceNet will sell franchise locations to franchisees based upon the contractual obligation of franchisees to maintain liability insurance coverage and in reliance upon franchisees' compliance with this and other provisions of the Franchise Agreement.

         While ResourceNet intends to offer franchisees the exclusive right to specific geographic areas pursuant to soliciting and selling advertising business under the tradename, ResourceNet, there is no absolute assurance that ResourceNet will not offer certain franchise locations on a non-exclusive basis. ResourceNet currently intends to allow franchisees to operate under ResourceNet's tradename, and while management believes that this will promote name recognition and familiarity with ResourceNet's business for both ResourceNet and for independently owned franchise locations, this also increases the possibility that, should one of ResourceNet's franchisees engage in activity which resulted in negative publicity concerning its operations, this negative publicity could also effect ResourceNet and ResourceNet's independently owned franchise locations.


                         Risks Related to this Offering


Dilution and Possible Future Dilution

         This Offering involves immediate substantial dilution from the public Offering price. The book value of the Company's Common Stock offered hereby is substantially less than the price at which the Company is offering the shares to the public, and accordingly, investors in the shares offered hereby will sustain an immediate substantial dilution of their investment (see "Dilution").

         In the future, ResourceNet's Board of Directors may authorize and issue additional capital stock without obtaining shareholder approval. Inasmuch as ResourceNet may issue additional shares of capital stock in order to provide for the further capitalization of the Company or for other corporate purposes, there may be further dilution of the shareholders' interests (see "Description of Securities").


No Public Market and Illiquid Investment

         Prior to this Offering, there has been no public market for the Company's securities. There can be no assurance that a public market will develop or be sustained (see "Description of Securities"). An investor in the shares offered hereby may not be able to liquidate his or her investment should he or she desire to do so. It is unlikely that a lending institution would accept the shares as pledged collateral for loans unless a regular trading market develops.

No Dividends and None Anticipated

         ResourceNet anticipates using the proceeds of this Offering, and earnings received, to further develop and market it creative service support franchise business, for operating capital and for corporate development and expansion activities. ResourceNet has not paid or declared any dividends nor, by reason of its present financial status and its contemplated financial requirements, does it anticipate paying any dividends upon the shares offered hereby for the foreseeable future.

         The future payment of dividends by ResourceNet on its Common Stock, if any, rests within the sole discretion of ResourceNet's Board of Directors and will depend, among other things, upon ResourceNet's earnings, its capital requirements, and its financial condition, as well as other relevant factors. While ResourceNet may declare dividends at some time in the future, no assurance can be given as to the timing of such declaration of dividends, if any (see "Description of Securities" and "Dividend Policy").


Possible Restrictions on the Resale of the Company's Common Stock

         Any resale of the Company's Common Stock may be covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouses).

         For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers in this Offering to resell their shares in any secondary market that may develop.


Maximum and Minimum Shares Offered Hereby

         ResourceNet has obtained the minimum proceeds from this Offering and further developed and expanded its operations. Should only the minimum number of shares offered hereby be sold, the purchase price for the shares will not be returned to investors even in the event that the amount of proceeds proves insufficient to allow the Company to continue to develop and expand its operations.


Shares Available for Resale

         All of ResourceNet's Common Shares presently outstanding with the exception of the 51,200 already sold as a part of this offering are "restricted securities." In the future these restricted securities may be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of two years may sell an amount equal to 1 percent of the Company's outstanding shares every three months. Non-affiliates may sell shares held for three years without limitation.

         Investors should be aware that the possibility of sales under Rule 144 may, in the future, have a depressive effect on the price of the Company's stock in any market which may develop. The Bylaws permit the Directors to authorize the issuance of additional classes and amounts of shares without shareholder approval in order to provide the Board of Directors with the ability to issue stock for proper purposes, including deterring takeover bids.

         ResourceNet's Bylaws provide that these provisions cannot be amended, altered, repealed, or replaced without the assenting vote of a majority of the shareholders. As the current shareholders of ResourceNet will retain control of the Company subsequent to this Offering, any such amendment, alteration, or repeal of the Bylaws will remain at the discretion of the current shareholders for the foreseeable future.

Determination of the Offering Price

         The Offering price per share of the shares offered hereby was determined arbitrarily by ResourceNet, and bears no relationship to the asset or book value of the Company. The Offering price is not based on net worth, earnings, or other established investment criteria of value. Accordingly, there can be no assurance that the shares offered hereby can be resold at the Offering price, if at all.

         Because the Offering price was arbitrarily set by the Company at $6.00 per share, broker-dealers effecting sales of the Company's securities in this Offering will not be constrained by the provisions of Rule 15c2-6 under the Exchange Act and investors in this Offering will not be afforded the protection of Rule 15c2-6 as determined appropriate by the Securities and Exchange Commission to protect investors in "penny stocks" (see "Description of Securities" and "Risk Factors - Possible Restrictions of the Resale of the Company's Common Stock").

No Underwriter

         As this is a self underwritten Offering made under the provisions of, and in compliance with, Rule 3a4-1 of the Securities Exchange Act of 1934, there is no underwriter for this Offering. Therefore, offerees will not have the benefit of an underwriter's due diligence efforts, which would typically include the underwriter being involved in the preparation of disclosure and the pricing of the shares offered hereby, among others. As ResourceNet has never engaged in the public sale of its shares, it has no experience in the underwriting of any such offering. Accordingly, there is no prior experience from which investors may judge ResourceNet's ability to consummate this Offering.

Need for Current Registration

         The Company must have a current Registration Statement on file with the Commission and with the securities commissions in certain states in which investors reside. Accordingly, the Company will be required to file post-effective amendments to its Registration Statement when subsequent events require such amendments in order to continue the registration of the shares of Common Stock. Although the Company intends to comply with this requirement, there can be no assurance that the Company will be able to keep its Registration Statement current should it file such post-effective amendments.

Control of the Company to Remain with Founding Member Stockholders

         Following the completion of this Offering, if the maximum number of shares are sold, the founding member shareholders of ResourceNet will own approximately 62.7 percent of the outstanding Common Stock of ResourceNet. Should it remain that only the minimum number of shares be sold, founding member shareholders of ResourceNet will own approximately 96.6 percent of the outstanding Common Stock. Consequently, because of their percentage of ownership, founding member shareholders will be able to control ResourceNet's Board of Directors at least for the foreseeable future.


Authorization of Preferred Stock

         ResourceNet's Articles of Incorporation and Bylaws authorize the issuance of up to 1,000,000 shares of undesignated Preferred Stock with such rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors may issue Preferred stock with dividend, liquidation, conversion, and voting or other rights which could adversely affect the voting power, dividend and liquidation preference, or other rights of the holders of ResourceNet's Common Stock, without first obtaining shareholder approval. Although the Company does not currently intend to issue any shares of Preferred Stock, there can be no assurance that ResourceNet will not do so in the future.

                                 USE OF PROCEEDS


         The net proceeds from this Offering will be at least $4,396,240 if all of the shares are sold after deducting sales commissions and non-accountable expense allowances payable to any broker/dealers and other expenses of issuance and distribution. Management estimates that the Offering proceeds will be applied substantially as follows:

APPLICATION OF PROCEEDS                     IF MAXIMUM IS SOLD

Advertising & Public Relations                 1,150,000
Equipment (2)                                    200,000
Travel and Entertainment                         322,000
Salaries and Wages                               966,740
Sales Commissions                                663,000
Legal, Accounting & Trademark                    195,000
UFOC Filing Fees(1)                               45,000
Marketing and Promotional Materials              854,500

TOTAL                                         $4,396,240



(1) UFOC filing fees are paid to the California Department of Corporations for initial submission and the requirements to keep the registration current and updated. This expense also covers legal and administrative costs along with the fee to the California Department of Corporations.

(2) Under the maximum proceeds to be used for equipment the first $50,000 will be applied towards general office equipment and furniture and the remaining $150,000 will be applied towards the purchase or leasing of the Company's planned LAN/WAN computer system and software development.

         The foregoing represents ResourceNet's best estimate of the allocation of the net proceeds from this Offering based upon current plans and is subject to reapportionment of the proceeds among the uses described above.

         The net proceeds from the minimum sale of shares has been adequate to fund immediate plans for Company growth, including revenue producing operations (see "Business - Plan of Operation").

         No portion of the proceeds will be paid to Officers or Directors or their affiliates for expenses of this Offering. After attaining the minimum sale of shares, pending application of the net proceeds, ResourceNet may invest in interest-bearing securities such as U.S. government securities, money market funds or other cash investments, certificates of deposit, savings deposits or short-term obligations of the United States, or the proceeds may be left in checking accounts bearing no interest. ResourceNet does not intend to become an investment company under the Investment Company Act of 1940 and, therefore, may be limited in the temporary investments that it can make with the proceeds from this Offering.

                                    DILUTION



         The price at which investors will purchase the shares of Common Stock offered hereby is substantially higher than the price at which ResourceNet's founding member shareholders acquired their shares. Prior to this Offering, the founding member shareholders of the Company purchased 1,431,056 shares of Common Stock, adjusted, for $279,005 or approximately $0.19 per share. Net tangible book value per share is determined by dividing the tangible net worth of the Company (total assets less total liabilities and intangible assets) by the number of outstanding shares of Common Stock.

         The following table sets forth the dilution which will be realized by the investors in the shares offered hereby in the case that the sale of the minimum number of shares offered hereby is attained, and in the case that the sale of the maximum number of shares offered hereby is attained:

                                                       Maximum
Offering Price Per Share                               $6.00
Net Tangible Book Value Per Share Before Offering       0.02*
Net Tangible Book Value Per Share After Offering        2.05*
Increase Per Share Attributable to Investors            2.03*
Per Share Decrease to Investors After Offering          3.95*

(* rounded to the nearest cent)



Dilution If All Shares Offered Hereby Are Sold

         If all of the shares offered hereby are sold, ResourceNet will have issued 2,281,054 shares of Common Stock. The total paid-in capital will be 4,634,486 allowing for the payment of sales commissions and non-accountable expense allowances for the sale of all of the shares. The total net tangible book value after the completion of this Offering will be $4,683,714 and the net tangible book value per share will be approximately $2.05 per share.

         In this case, the founding member shareholders of ResourceNet will own 1,431,054 shares or approximately 62.7 percent of the Company and investors purchasing shares in this Offering will own 850,000 shares or approximately 37.3 percent of the Company, for which they will have paid $5,100,000 or $6.00 per share. The founding member shareholders of resourcenet will hold stock with an approximate tangible book value of $2,936,689 for an approximate increase of $2,657,684 in value, and the investors will hold stock with an approximate value of $1,747,025 approximate decrease of $3,352,975.

                                 CAPITALIZATION

         The   following   table  sets  forth,   as  of  March  31,  1997,   the
capitalization of the Company and the pro forma capitalization after giving effect to the completion of this Offering.

                                                                          As Adjusted-
                                                       Actual               Maximum


Long Term Notes Payable to Founders                     $ 8,842                8,842
                                                          =====                =====

Shareholders' Equity:
 Common Stock; No Par value; Authorized
 5,000,000 Shares; Issued and Outstanding
 - (Actual) 1,482,254
 (As Adjusted - Maximum ) 2,281,056                    583,959             4,634,486

Preferred Stock; No Par Value; Authorized
 1,000,000 Shares; None Issued and Outstanding               0                     0

Deficit Accumulated During the Development            (364,610)             (364,610)
 Stage

   Total Stockholders' Equity                          219,349             4,269,876


   Total Capitalization                               $219,349            $4,269,876


                         SELECTED FINANCIAL INFORMATION

         The following is selected financial data for the period ending March 31, 1997. The audited financial statements as of December 31, 1995 and 1996 and the report of the independent Certified Public Accountant thereof are included elsewhere in this Prospectus. The information set forth below is qualified by, and should be read in conjunction with, the financial statements and related notes thereto in their entirety appearing elsewhere in this Prospectus. Historical loss per share amounts have been presented in the audited and interim financial statements, but historical amounts for dividends per share have not been presented as ResourceNet has paid no dividends.

                        ResourceNet Communications, Inc.
                        (a development stage enterprise)
                              Summary Balance Sheet
                                 March 31, 1997



ASSETS                                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Assets              188,597                  Current Liabilities                                 17,711
                                                     Notes Payable                                        8,842

Fixed Assets                  5,761                  TOTAL LIABILITIES                                   26,553

Other Assets                 51,544
                                                     STOCKHOLDERS' EQUITY                               219,349

                                                     TOTAL LIABILITIES AND
TOTAL ASSETS                $245,901                 STOCKHOLDERS EQUITY                               $245,901


                                 INDEMNIFICATION


         ResourceNet's Bylaws provide indemnification for Officers, Directors, employees, or other agents of ResourceNet to the fullest extent permitted under California law if they act in good faith and in a manner believed to be in ResourceNet's interests or, as regards criminal proceedings, if they have no reasonable cause to believe their conduct is unlawful.
         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to such Directors, Officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission, such indemnification is contrary to public policy as expressed in the Act and, therefore, is unenforceable.



                                 DIVIDEND POLICY


         ResourceNet has paid no dividends to shareholders as of the date of this Prospectus and does not anticipate paying any dividends on its Common Stock in the foreseeable future. The shareholders of ResourceNet's Common Stock are entitled to receive any dividends which the Board of Directors may declare from time to time out of funds legally available for that purpose, if any. Any such dividends shall be distributed on a pro-rata basis. The future payment of dividends by ResourceNet, if any, rests within the discretion of the Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements, and its financial condition, as well as other relevant factors. Management intends to reinvest earnings, if any, in the development and expansion of the Company's business.



                                    BUSINESS

Background

         ResourceNet Communications, Inc. was incorporated in the State of California in on December 14, 1989 by a group of advertising agency executives, including executives experienced with large worldwide advertising agencies such as Ogilvy & Mather and BBDO. The Company seeks to develop, market, and sell its creative service company franchise system throughout the United States. Based on its experience in the advertising industry, management believes that there is a significant opportunity to develop market share by offering support services for creative service companies with annual sales in the $500,000-$25,000,000 range.

         Historically, larger advertising agencies such as Ogilvy & Mather, J. Walter Thompson, and BBDO have concentrated marketing efforts toward larger advertising clients, often those clients with advertising budgets exceeding $1,000,000. As a result, management believes that a broad-based creative service system which specializes in meeting the needs of mid-size companies with smaller advertising budgets provides the company with a significant opportunity to develop and expand market share within this target market.

         ResourceNet was founded by experienced advertising executives, whose cumulative experience led them to conclude that large and mid-size agencies cannot serve the smaller advertiser profitably and effectively. Large, international groups of advertising agencies are organized to service clients on an international basis and often focus on such clients as Procter & Gamble, Coca-Cola, Ford Motor Company, Exxon, etc. These larger advertising agencies are unable to devote attention to the considerable number of smaller advertising clients.

         Based on their experience, management believes that "full service" advertising agencies have not traditionally attempted to capture the business of these advertisers, and management believes that even if existing full service advertising agencies attempt to capture market share from these advertisers, they will not be able to serve this type of advertiser using their top advertising personnel, primarily due to cost and price constraints. This situation could result in these agencies delegating creative and other decisions to unseasoned junior staff who are not equipped to provide these advertisers with the level of service and creative quality required to produce top quality advertising campaigns.

         Smaller, regional creative service companies, which management defines as agencies which realize between $500,000 and $25,000,000 in gross profit from operations, often serve smaller local and regional clients. However, due to the constraints imposed by maintaining day-to-day operating and client-based tasks, these smaller advertising agencies often lack the ability to engage in any appreciable new business planning and self promotion.

         As a result, when confronted with a prospective client with a sizeable advertising budget, smaller agencies frequently experience difficulty in securing these larger clients. Even if these smaller creative service companies manage to capture larger clients, their limited resources often make it difficult for these companies to retain these clients on a long-term basis. In addition, if the founders or principals of these smaller companies leave, or sell the firms, a number of advertising clients may follow the founders to their new creative service companies.

         Based on budgetary constraints, advertisers with marketing budgets under $250,000 must spend their advertising resources wisely and effectively.
Effective and affordable advertising and marketing are critical to smaller advertisers, but most smaller advertisers cannot afford the fees which larger advertising agencies would typically charge them. Large and mid-size advertising firms are not able to focus on smaller advertising clients and so often provide inferior service to clients while having to charge "top dollar" for these their services.

         An additional burden placed on both the small creative service company and the small advertiser is that many smaller creative service companies lack any appreciable level of name recognition. As a result, advertisers may be skeptical regarding placing their advertising dollars in the hands of an unknown agency. As smaller creative service companies often operate within their own budget constraints, these companies frequently employ freelance personnel who typically cannot offer the resources or experience which full-time creative service company employees typically can.

         ResourceNet was founded to be the first franchisor of support systems to creative service companies. Other than the public in general, one specific target market the Company intends to market its franchises to is small "mom and pop" creative service companies run by fewer then ten people with backgrounds in the advertising business including copywriting, art direction, direct mail, and account management. This potential market is made up of individuals who are already in the advertising and creative service business but do not have the knowledge, experience and support of a "full-service" national firm behind them. The Company has patterned this strategy after large real estate franchisers such as Prudential, ReMax, and others who market their membership to existing "mom and pop" real estate brokers.

         These franchises are designed to target the rapidly growing advertising marketing and communication niche. Based on management's experience, due to the recent downsizing that many large advertisers have experienced over the past several years, these major advertisers are out-sourcing marketing services at a greater level than ever before and, in many instances, are unwilling to pay the costs of a national full-service advertising agency. ResourceNet will provide the support systems and network efficiencies that will allow the "smaller" creative service companies as defined above to capture more of these major advertisers otherwise ignored or overpriced by the large international shops.


Plan of Operation

         ResourceNet Communications, Inc. is a start-up company offering creative service support franchise opportunities for sale on a national basis. The Company has been in an organizational and development stage since 1989, during which time management has incorporated the Company, filed for and completed franchise registration and concentrated its efforts with the legal and logistical issues involved in preparing to sell franchise offerings of a service-based enterprise.

         ResourceNet currently has six part-time employees and two full-time employees. Once the Offering is completed all of the part-time employees will become full-time employees. The Company also expects to hire an additional three to twelve employees for its administrative staff in the first year.

         ResourceNet currently has sufficient employees to operate the company for the first 12 months, however, if amounts greater than the minimum proceeds are raised proportionally up to the maximum amount to be set aside for salaries of $941,740, the Company will hire additional employees to support its operations and expansion, however not to the degree that the amount of employees are more than can be supported for one year under the amount of proceeds raised and set aside for salaries from the Offering. Any addition of employees and increased operations would also be expected to accordingly allow ResourceNet to increase its revenues and thus gain an even greater liquidity.

         ResourceNet intends to secure additional operating and training facilities to its main office in San Francisco. Management anticipates that this base of operations will demonstrate a real world example of "the virtual office" rather than a large physical plant associated with past agencies. Should adequate funding be available, ResourceNet plans to employ additional key personnel to proceed with the Company's franchise sales effort and commence with the design and development of the communication network/computer system and proprietary software, necessary to organize the sales and marketing effort, as well as future franchise communications.

         ResourceNet intends to contract with a leading public relations firm to begin the process of promoting its franchise business and operations. Initially, management intends to orchestrate an extensive awareness campaign to generate interest and leads, on a market-by-market basis, just prior to conducting a sales blitz in that area. As part of its marketing and public relations strategy, management plans to solicit press coverage, personal interviews, trade articles and industry related forums that will further promote the Company in its operations. Management intends to target publications, trade journals, and other communication vehicles geared to the advertising industry in conjunction with its planned self-promotional advertising campaign.
         In keeping with a technologically-based, information-sharing concept, management feels that the implementation of computer systems and the training of new franchisees in their use will be an important part of a successful approach to the establishment of any communication based service industry such as advertising. Therefore, as soon as capitalization allows, one of the Company's first organizational plans will be to implement the use of a LAN/WAN computer system to connect ResourceNet's home office with its franchisees. The system ResourceNet intends to install will be a custom designed database/network utilizing the Apple Computer platform. Management believes this system will allow for the collection, archiving, and exchange of advertising ideas and products produced and digitally stored within ResourceNet's system database. It is this system which plans to make available for its franchisees that is intended to offer the communication, knowledge, and support that are often only available from a large national advertising agency. This network, referred to by ResourceNet as the "CET" (Creative Exchange Technology) system, will also allow the Company to monitor individual franchise sales and operational activities as well as reaction to needs and demands in real-time, as needed. In addition, management believes this ability to share ideas and information will be a distinct competitive advantage and marketing tool to be used for ResourceNet's franchisees seeking market-by-market data, creative and other operational support.

         The interactive capabilities of the CET system will also allow for digital creative exchanges, while allowing ResourceNet Communications, Inc. and franchisees to: communicate at will with text and graphics, retrieve text and graphics from an advertisement database, allow remote brain-storming sessions, conduct on-line research, as well as access existing mainstream on-line services.

         Management intends, due to practical reasons and the size of its potential national market, to concentrate its initial franchising efforts in the

West Coast area markets. These first few franchises will then be able to serve both as examples to new franchisees, as well as franchisee training centers and beta test sites for franchised system development.

         Management intends to complete production of ResourceNet marketing and sales tools, which will include a franchise sales brochure. Simultaneously, ResourceNet intends to complete the production of the ResourceNet Franchise Business and Marketing Standards online and the ResourceNet Intranet. Items outlined will include detailed education of the franchisee and their employees; pre-opening activities; agency advertising and promotion; professional systems; administrative systems; and professional support. Additionally, management intends to re-create all existing franchise advertising and direct mail programs in customizable electronics format for use within the CET system.

         Management is currently developing specific training tools designed to teach new franchisees the operational systems of the ResourceNet franchise package, including the nut-and-bolts of opening, promoting and maintaining their ResourceNet office, and running it profitably. This training will be conducted in both classroom sessions prior to opening a franchise as well as through self-paced computer based training that will also instruct the operators on how to use the CET system. This course work and corresponding instruction tools will be copyright protected to protect investor interests in ResourceNet. Management intends to hold bi-annual training seminars held in conjunction with national sales conferences that ResourceNet franchises will be obligated to attend or be represented at. Future continuing education for franchisees is planned to be implemented using on line programs developed by the Company.

           ResourceNet intends to form relationships between its management and their past associations in the advertising industry by establishing strategic alliances that can be used to benefit the organization as a whole. These strategic alliance candidates include: The American Association of Advertising Agencies ("AAAA"), The National Ad Council, Direct Marketing Association ("DMA"), Media Buying Services, and the National Association of Franchises.

         As a result of these alliances, ResourceNet hopes to be able to negotiate blanket discounts, wholesale buying arrangements and group rates that can be passed on throughout the ResourceNet network. Management believes that this ability to leverage the Company's mass marketing approach will enable ResourceNet to create a stronger competitive advantage for the entire ResourceNet organization allowing each franchisee to offer prices and service that individual agencies would not be able. While larger agencies are able to offer services in similar ways to larger budget clients, ResourceNet's ability to offer boutique style creative support with competitive prices could position ResourceNet franchisees to compete for clients against agencies of all sizes.

         Management anticipates that by the end of the first year of operation, ResourceNet will have completed all franchise development, systems and operational issues both at the corporate level and at the franchise level. ResourceNet projects this length of time to completely "field test" the ResourceNet franchise concept, allow for the sale and training of the first franchises, and modifications to the operating systems for the organization.

         While systems and communication tools are the tangible aspects of what the ResourceNet franchise consists of, the Company feels that there is a significant "intangible" benefit to the business ResourceNet offers. For small local creative service companies, and for that matter, people that would like to leave a large shop to "go it alone", there is the isolation factor present in any single start-up business that can impede an individual's ability to compete. Management believes that ResourceNet's ability to create and support a growing network of franchise agencies around the country that will create an organizational network to supply the type of support that can be extremely beneficial in the early stages of a business. The ability of franchisees to network, share ideas, research industries and draw on inside knowledge from within the ResourceNet organization and its database will be able to allow the individual franchisees to have a much greater advantage as far as competitiveness and support.

Franchising

         In May of 1997, ResourceNet submitted its revised franchise registration documents including a Uniform Franchise Offering Circular (UFOC) to the California Department of Corporations. The Company has also begun preparation of the required registration forms for submission to additional states which the Company has targeted to begin its marketing. The Company expects to be registered with all the states that it has initially targeted within several months after the completion of the Offering.

         ResourceNet intends to sell franchises for an initial non-refundable franchise fee of $50,000, for which ResourceNet intends to provide a franchisee with assistance in establishing the franchise location, assistance pursuant to operating the franchise, legal and accounting work, and training expenses. ResourceNet intends to train each franchise owner in ResourceNet's advertising business operating systems.

         Franchisees will be required to pay ResourceNet a monthly royalty fee equal to five percent (5) of the Adjusted Gross Revenues. Franchisees will also pay ResourceNet an initial Business Audit Fee of $10,000 and $7,500 for initial Operational and Sales Training.

         Franchisees will be responsible for obtaining all zoning permits, licensing and variances which may be required to open and operate a franchise location. ResourceNet will require all of its franchisees to sign strict confidentiality and non-disclosure agreements pursuant to the trade secrets disclosed to franchisees in order for them to operate franchise locations.

Competition

         While management is unaware of any other company currently franchising or seeking to franchise creative service companies, there are numerous well established and reputable creative service companies who will be competing directly with ResourceNet's intended franchises for advertising revenues. To the extent that competitive creative service companies successfully capture advertising revenues, it could impede the establishment and development of ResourceNet's franchise network of individual franchise locations.

         Additionally, there is no assurance that in the future other companies may not seek the same type of business opportunity which ResourceNet intends to pursue through the development and sale of competitive advertising franchises and a competitive advertising franchise network which may then compete directly with the company for market share and revenues.

Regulation of ResourceNet's Business

         The Federal Trade Commission regulates the offering and sale of franchises under federal law. Additionally, individual states also regulate the offering and sale of franchises to varying degrees. ResourceNet will be required to maintain current registration of its franchise offering within the states in which the company offers franchises.

Insurance

         ResourceNet will carry general liability business insurance. The Company will also carry Workers' Compensation insurance. The Company intends to purchase key-person insurance to protect the operation of the business and the interests of investors should certain of the Company's key Officers die or be incapacitated. The Company does not currently provide health, life, or any other insurance to its Officers, Directors, or employees but anticipates that it may provide such benefits at a later date.

         ResourceNet's Franchise Agreement prepared for the Company pursuant to its intention to sell franchise locations to franchisees provides indemnification for ResourceNet relative to workers' compensation and all other business liability from the operation of independently owned franchise locations. Management believes that the applicable provisions of the Franchise Agreement will successfully protect the Company from any liability pursuant to the operation of franchise locations. ResourceNet's Franchise Agreement also requires franchisees to maintain $1 million in liability insurance pursuant to the operation of their independently owned franchise locations.

Litigation

         To the knowledge of the Board of Directors and Officers of ResourceNet, there is no past, pending, contemplated, or threatened litigation or administrative action, nor are there any unsatisfied judgments, nor have there been or are there any proceedings in which ResourceNet was or is a party which have had or may have a material effect upon ResourceNet's businesses, financial condition, or operations, including any litigation or action involving ResourceNet's Officers, Directors, or other key personnel in their capacity as such.

                                   MANAGEMENT

         The Officers and Directors of the Company, with a brief description, are as follows:




Name                      Age               Position


Michael Hinshaw           36                President and Chief Executive Officer

Henry Corona              47                Chief Financial Officer, Treasurer and Secretary

Paul Holzapfel            64                Vice President, Sales and Marketing

Amy Monteleone            42                Vice President, Director of Operations

Per Barnes                54                Director

David Baker               38                Director



         The following sets forth certain biographical information relating to the Officers and Directors of ResourceNet.

Michael Hinshaw, has served as the Vice President and Senior Art Director of Triad, Inc. since April 1992, located in Larkspur, California, which is a mid-size advertising and marketing communications firm. At Triad, Inc., Mr. Hinshaw's responsibilities include all financial planning, new business development, and direction of in-house staff, as well as outside vendors. He is also involved in the development and implementation of strategic and market planning, creative direction, and account management. The firm's clientele include Wells Fargo Bank, Apple Computer, Harper Collins Interactive, Levolor, and Novelle, Inc. From April 1989 to 1992, Michael served as the Chairman, Vice President and Senior Art Director of Hinshaw, Young, & Partners, Inc. At this mid-size advertising agency, he was responsible for overseeing all financial planning, client relationships, and in-house staff management. He also developed and implemented strategic and market planning for such clients as Wells Fargo Bank, Hitachi Data Systems, and Sumitomo Bank. In 1988, Michael Hinshaw and Per Barnes founded ResourceNet, a creative advertising agency in San Francisco. Mr. Hinshaw now serves as the President and CEO of ResourceNet and in this capacity, he is responsible for overseeing the development of ResourceNet into a full franchise. This includes business planning and forecasting, developing literature, computer accounting programs, advertising and a business manual for franchisees. He is also in charge of overseeing daily business activities and the registration of the franchise in states where required. Mr. Hinshaw received both his Master and Bachelors degrees from the Academy of Art College in San Francisco, California in June 1987.

Henry L. Corona has served as President of Financesur, Inc. in Miami, Florida since 1994 to present,. His services include advertising agency valuation and compensation analysis, mergers and acquisitions consultation, and corporate management analysis. He also offers media and advertising clients the benefits of New Business Development training and Reengineering consultation. From 1989 to 1993, Henry was the Financial Director/Senior Consultant for Sanders Consulting Group in Richmond, Virginia. While at Sanders Consulting Group he provided services in mergers and acquisitions, valuation, financial and business planning for companies whose primary assets are creative talent. Since joining The Sanders Consulting Group in 1989, he has worked with a number of major international advertising agency groups as well as numerous clients in the $30 to $300 million range throughout the United States, the UK, Europe, and South America. In the past, Mr. Corona has worked directly for firms such as, Lucasfilm Ltd., BBDO, Bo Gehring Associates and others. Mr. Corona received his Bachelors degree in Economics from Grinnell College in Grinnell, Iowa. He also received his Masters degree in Economics from the University of California in Los Angeles. Mr. Corona also received an MBA degree in Finance from the University of Southern California.

Paul Holzapfel serves as Vice President and Account Director for The Harwood Company, a communications firm located in Oakland, California. Mr. Holzapfel is responsible for supervising account teams, strategic planning, training, and developing new account programs. From April 1982 through December 1992, Mr. Holzapfel served as National Accounts Manager with Maritz, Inc., a Communications & Performance Improvement company located in San Francisco. Mr. Holzapfel developed and managed accounts for the western region of the United States which included extensive traveling throughout the western region development and implementation of communications and performance improvement plan for client accounts. Additionally, Mr. Holzapfel served as Vice President, and Senior Account Manager with Maritz. Mr. Holzapfel studied at Stockton College and College of Pacific.

Amy Monteleone is Vice President, Director of Operations for ResourceNet. Ms. Monteleone is an experienced advertising executive with impressive credentials as a senior project and account manager for some of the biggest agencies in the world. Over an eighteen-year career, Ms. Monteleone has managed major projects for clients that include Hewlett-Packard, Broderbund Software, United Airlines, Visa, Budget Rent-A-Car, Royal Viking Cruise Line, Del Monte, Kikkoman and U S West Communications - at major agencies like Saatchi & Saatchi, J. Walter Thompson, and Lowe Marschalk Worldwide. Her project management responsibilities have typically included concept development, team assembly, timeline and action plan creation, budgeting, supervising and tracking production from inception to roll-out, troubleshooting, and serving as the point of contact between client, agency and vendors. Her experience with large agencies led her to form her own project management firm in the late 80's, Monteleone, Inc., in which she quickly became a successful advertising management specialist for broadcasters, book publishers, and magazines. Ms. Monteleone received her Bachelors degree of Science in Commerce concentrating in marketing management from Rider University in Lawrenceville, New Jersey.


David Baker is founder/principal of ReCourses, Inc. of Nashville, Tennessee, one of the leading management and financial consultancies for small to mid-size creative companies - advertising agencies, design firms, marketing support producers - in the United States. Mr. Baker's company invented and developed the celebrated Creative Business Audit, a powerful and comprehensive analytical tool that has helped hundreds of creative companies define, confront, and overcome business difficulties. Although a copywriter by trade, from 1988 to 1993, he was as the principal of Utilis Corporation, an advertising agency in Warsaw, Indiana, serving clients like United Telephone and Bristol Meyers-Squibb that Mr. Baker gained insight into the unique financial, management and marketing problems facing creative businesses. Mr. Baker's approach to solving creative business problems balances economic imperatives with the human needs of principals and other individuals in the business. He holds an advanced degree in Theology from Calvary College, Kansas City, Missouri. Mr. Baker conducts regular business seminars for leaders in the creative industry and has published authoritative articles on creative businesses in leading industry journals.


Per  Barnes  is  co-founder   of   ResourceNet   and  Director  of   ResourceNet
Communications, Inc. Since 1993 Mr. Barnes has been the Managing Director of Grey Advertising in Oslo, Norway. As head of this agency, he is responsible for client relations, new business, finances, reporting to the head office in the United States, and overseeing departments for creative capabilities, service to clients, production, and media. Per founded and established the original concept of ResourceNet as AdsOnly, a creative only agency. Along with Michael Hinshaw he built up a "Beta" office with a systematic approach to new business, promotions, internal routines, creative, and client maintenance programs. From 1978 to 1982, he worked as Creative Director of O & M New York and San Francisco. While there, he worked closely with the Chairman and advertising genius, Hal Riney, on all aspects of creating concepts, creative ideas, print ads, and television commercials. From 1978 to 1981 and 1990 to 1996, he also worked as the President and Managing Director of Ogilvy & Mather Oslo, Norway. He was responsible for all aspects of the everyday operations including overseeing creative production, client relations, finances, new business development, and reporting back to the head office in the United States.

Executive Compensation

         As several of ResourceNet's Officers are also Directors of the Company, their compensation was not determined through "arm's length" negotiations, but by the Board of Directors on a case-by-case basis based upon the financial condition of the Company, the financial requirements of the Company, and upon individual performance. Only Michael Hinshaw and Amy Monteleone are full time employees of ResourceNet.

Michael Hinshaw receives, for his duties as Chief Executive Officer and President of the Board of Directors, an annual salary of $96,000 with cash and stock incentives. Amy Monteleone receives an annual salary of $43,500 with cash and stock incentives as Vice President, Director of Operations. The Directors of ResourceNet will serve in their capacities with the Company without salary renumeration; however, for service in 1997, each Board member will receive in early 1988, 10,000 shares of ResourceNet stock as well as options to purchase 10,000 additional shares at 85% of the $6.00 share value or current market price. The Company has no retirement, pension, profit sharing, or insurance program for the benefit of its Officers, Directors, or employees, but the Board of Directors may recommend one or more such programs for adoption at such time as the Company is sufficiently developed to warrant such a program.










               THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

                             PRINCIPAL SHAREHOLDERS

The following table sets forth the ownership of ResourceNet's Common Stock by the beneficial owners of more than 5 percent or more of the Common Stock, and by the Officers, Directors, and key personnel of ResourceNet. Currently, there are a total of twenty-eight Common Stockholders. The following shares have been transferred to the named individuals as of the date of this Prospectus.



                             COMMON STOCK PERCENTAGE



                                 Prior to                         Owned after
                               the offering                       the offering
Name                              Number          Percentage      Percentage




Per Barnes                          350,000          26.92%          15.34%
c/o Grey AS
Postboks 722 Sentrum
0105 Oslo Norway

Michael Yale Reif                   262,500          20.19%          12.21%
Dept. 40                                             .
1601 NW 97th Avenue
Unit C101
Miami, FL  33172

Michael Hinshaw                     175,000          13.46%           8.14%
315 Stuyvesant Drive
San Anselmo, CA  9496000

Kimberly M. Young                   131,250          10.10%           6.10%
1130 Hobart Street
Menlo Park, CA  94025

Per Dahl                            105,000           8.08%           4.88%
Dahl & Kompani Reklamebyra
Gange-Rolvsgate 1
Postboks 7653 Jukkebekk
0205 Oslo, Norway

Hansi Borkenhagen                     95,736          7.36%           4.45%
c/o Jenssen & Borkenhagen/BBDO
Postboks 9538 Egertorvet
0128 Oslo 1, Norway

Fred Jenssen                         95,736           7.36%           4.45%
c/o Jenssen & Borkenhagen/BBDO
Postboks 9538 Egertorvet
0128 Oslo 1, Norway 27,353

David Reitz                          84,700            6.52%          3.94%
2710 Alt.19 North, Suite 406
Palm Harbor, FL 34683
--------------------------------------------------------------------------------
 Totals*                          1,299,922           99.32%         60.45

*figures do not add to totals due to rounding

                            DESCRIPTION OF SECURITIES


Shares Offered

         ResourceNet hereby offers to sell and issue up to 850,000 shares of Common Stock, 51,200 of which have already been sold, at $6.00 per share to investors in this self-underwritten Offering. The shares will be sold and issued for cash. The shares offered hereby are not callable. The Company has never paid any dividends to shareholders of its Common Stock. It is the intention of the Board of Directors of ResourceNet not to declare any dividends until such time as ResourceNet is fully established and profitable and has an excess of retained earnings sufficient for anticipated corporate expansion and development activities (see "Dividend Policy").

Common Stock

         ResourceNet is authorized to issue 5,000,000 shares of Common Stock with no par value. Shareholders of Common Stock are entitled to one vote per share on each matter to be decided by the shareholders. The Common Stock has no redemption provisions. No holder of Common Stock has any preemptive right to subscribe for any securities of the Company. The shareholders of ResourceNet's Common Stock are entitled to receive any dividends which the Board of Directors may declare from time to time out of funds legally available for that purpose, if any. Any such dividends shall be distributed on a pro-rata basis. The outstanding shares of Common Stock are fully paid and nonassessable.

         There are no shares of Common Stock subject to issuance under stock purchase or option plans, and there are no outstanding stock purchase agreements, options, warrants, or rights. In the future, the Board of Directors of ResourceNet may propose employee stock options or warrants. ResourceNet has not publically sold securities of any kind since the Company's inception other than the 51,200 shares sold as a minimum of this Offering. Shares of Common Stock have been issued to the Company's founding shareholders (see "Certain Transactions").

Plan of Distribution

         ResourceNet, through its Officers and Directors, is offering to the public 850,000 shares of the Company's Common Stock of which 51,200 shares have already been sold, on a "best efforts", "self-underwritten" basis, pursuant to, and in compliance with, Rule 3a4-1 of the Exchange Act, at a purchase price of $6.00 per share. The Company will use its best efforts to find purchasers for the shares offered hereby within a period of one year from the date of this Prospectus.

         ResourceNet may retain the services of an underwriter by filing a post effective amendment using the "sticker" amendment format, and the shares offered hereby may also be sold by selected broker/dealers. Should these shares be sold by an underwriter or broker/dealer, ResourceNet will pay commissions of up to 10 percent, and additional non-accountable expense allowances of up to 3 percent, on the gross proceeds from the sale of shares after the sale of the minimum number of shares offered and after each investor's three day rescission ends.

         The Company will only pay such commissions and non-accountable expense allowances to broker/dealers who are members of the National Association of Securities Dealers, Inc. (NASD). In no event will the Company pay any commissions, sales fees. or expenses to its Officers or Directors. Should ResourceNet attempt to retain any such commissioned selling agents, there is no assurance that ResourceNet will be able to retain an underwriter or broker/dealers to participate in the sale of the shares or that any such underwriter or broker/dealers will be able to sell the shares even if retained by ResourceNet.

Investment Procedures

         No sale of the shares will be made by ResourceNet to any prospective investor who has not received a copy of this Prospectus at least 48 hours prior to the confirmation of a sale of shares hereunder. Upon reaching a decision to invest in the sharers offered hereby, prospective investors who intend to purchase shares directly from the Company must deliver to ResourceNet: (1) a completed Subscription Agreement and (ii) a check in the appropriate amount. Prospective investors who intend to purchase shares from a broker/dealer should make payment directly to that broker/dealer. Regardless of whether prospective investors offer to purchase shares from or from a broker/dealer, all checks for the purchase of shares should be made payable to"ResourceNet Communications, Inc. - Escrow Account."

         Acceptance of a prospective investor as an investor in the shares will occur when ResourceNet executes the Subscription Agreement or at the time such shares are purchased from a broker/dealer. ResourceNet will send an executed copy of the Subscription Agreement to each investor who purchases shares from the Company after acceptance by ResourceNet, or will direct the Escrow Agreement to each investor who purchases shares from the Company after acceptance by ResourceNet, or will direct the Escrow Agent to return the prospective investor's check promptly, should the offer to invest not be accepted. If the prospective investor purchases shares from a broker/dealer, a receipt for the purchase of shares will be delivered to the investor by the broker/dealer.

Expenses and Commissions

         All expenses associated with this Offering, except sales commissions and non-accountable expense allowances, are payable by ResourceNet regardless of whether the Offering is consummated or not. Should commissioned selling agents be retained, ResourceNet anticipates paying a sales commission of up to 10 percent, and additional non-accountable expense allowances equal to up to 3 percent of gross proceeds from any shares sold by an underwriter or selected broker/dealers.

Transfer Agent

         The transfer agent for the Common Stock of the Company is American Securities Transfer, Denver, Colorado.

                                  LEGAL MATTERS


         The validity of the Common Stock to which this Prospectus pertains has been passed upon for the Company by William W. Washauer, Esquire, Citicorp Center, Suite 1900, One Sansome Street, San Francisco, CA 94104. All other matters pertaining to the Offering have been passed upon by Donald F. Mintmire, Esquire, Mintmire & Associates, 265 Sunrise Ave., Suite 204, Palm Beach, FL 33480. Mr. Mintmire is also a stockholder of the Company, beneficially owning 20,300 shares of common stock.


                                     EXPERTS


         The financial statements included in this Prospectus have been audited by Durland & Company, CPAs, an independent certified public accountant company, as indicated in their report with respect hereto, and are included herein in reliance upon his authority as an expert in accounting and auditing.


                              AVAILABLE INFORMATION


         ResourceNet is subject to the reporting requirements of the Securities Exchange Act of 1934 and files reports, proxy statements, and other information with the Commission.


                             REGISTRATION STATEMENT


         ResourceNet has filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission, Washington, D.C. 20549 with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes an integral part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations promulgated by the Commission. For further information with respect to ResourceNet and the shares of Common Stock, reference is hereby made to the Registration Statement.

         The Registration Statement, including all exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at its principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at the prescribed rates.

No person has been authorized to give any information or to make any representations not made in this Prospectus in connection with the Offering made hereby. If given and made, such information or representations must not be relied upon as being authorized by the Company. This Prospectus does not constitute an offer to sell, or solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation is such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date as of which such information is furnished.

                                            --------------------------

                                TABLE OF CONTENTS
                                                  PAGE

Prospectus Summary.................................5
Risk Factors.......................................6
Use of Proceeds....................................11
Dilution...........................................12
Capitalization.....................................13
Selected Financial Information.....................13
Indemnification....................................14
Dividend Policy....................................14
Business...........................................14
Management.........................................19
Principal Shareholders.............................23
Description of Securities..........................24
Legal Matters......................................26

Experts............................................26
Available Information..............................26
Registration Statement.............................26
Financial Statements...............................F-1

Until _________________________ (90 days after the effective date of the Registration Statement) all dealer effecting transactions in the securities offered hereby whether or not participating in the distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

                                   ResourceNet
                               Communications,Inc.






                                  COMMON STOCK






                                   PROSPECTUS





                        ResourceNet Communications, Inc.
                                One Sansome Street
                                   Suite 2000
                             San Francisco, CA 94104
                                 (415) 721-0299







                                   June    , 1997

Part II - INFORMATION NOT REQUIRED IN PROSPECTUS



Item 24. Indemnification of Directors and Officers

         The Bylaws of the Company provide for the indemnification of Directors and Officers against certain liabilities to the maximum extent permissible under the California law. Officers and Directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith and in a manner reasonably believed to be in the best interests of the Company, and in any criminal matter had reasonable cause to believe that their conduct was not unlawful.



Item 25.  Other Expenses of Issuance and Distribution

         The expenses of this offering are estimated to be a set forth below, and all such expenses will be paid by the Company:


         Legal Fees.                                                 $12,000.00
         Blue Sky Expenses and other Filing Fees.                     10,000.00*
         Accounting Fees.                                             10,000.00
         Printing and Engraving.                                       5,000.00*
         Miscellaneous.                                                2,000.00*
         Registration Fee.                                             1,758.62

         TOTAL    $40,758.62                                         * Estimated




Item 26. Recent Sales of Unregistered Securities

         On May 27, 1993 the Company sold 273,530 shares of common stock for $29,970 to Per Barnes a stockholder and Director of the Company. On November 1, 1993 the Company sold 150,000 shares of common stock for $150.00 to the Company's former and current counsel and legal support staff as a group. Then on February 2, 1994 the Company sold 33,334 shares of common stock for $50,000 to Hansi Borkenhagen and Fred Jenssen, both of whom had preexisting personal and business relationships with certain principals of the Company.

         There were no underwriters' discounts or commissions involved in the above transactions. These securities were not registered under the Securities Act of 1933, as amended. The transactions described above were made based on exemptions from registration under Section 4(2) of the Act as transactions by an issuer not involving a public offering since these sales were made as unsolicited sales, to stockholders and the Company's counsel. All of the certificates representing the foregoing securities contain restrictive legends thereon.

Item 27. Exhibits


Exhibit No.                                                             Page No.

(3.1)    Articles of Incorporation of Registrant as Filed
         With  the  Secretary  of  the  State  of  California  (1)  .  .  .  49.


(3.2) Amendment of the Articles of Incorporation of Registrant as filed with the State of California (1) . . 52.


(3.3)    Amendment of the Articles of Incorporation of                       55
         Registrant as filed with the State of California (1)


(3.4)    Bylaws of Registrant (1)............................................61.


(5.1)    Opinion of Counsel as to Legality of Securities Being Registered.1  99


(10.1)   Escrow Agreement (1)...............................................101


(10.2)   Franchise Agreements of the Registrant (1).                        108


(10.5)   Form of Subscriptions Documents for the Offering (1).              157
                   of the Registrant


(24.1)   Consents of Experts and Counsel (1).                               161



(1)  Included in the initial filing of this Offering

                                   SIGNATURES




         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this Post-effective Amendment to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, State of California.

ResourceNet Communications, Inc.

     /s/Michael C. Hinshaw
By:  _________________________________________________________
     Michael C. Hinshaw, Chief Executive Officer and President

         In accordance with the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment has been signed by the following persons in the capacities and on the dates indicated.


Signatures                                 Capacities                      Date


/s/Michael C. Hinshaw
----------------------
Michael C. Hinshaw                         President and Chief Executive Officer


/s/Henry L. Corona
----------------------
Henry L. Corona                            Chief Financial Officer
                                           Secretary, Treasurer


/s/Per Barnes
----------------------
Per Barnes                                  Director



/s/David Baker
----------------------
David Baker                                 Director

                        RESOURCENET COMMUNICATIONS, INC.
                             SUBSCRIPTION DOCUMENTS


           **********************************************************













1.                           Instructions to Investors


2.                           Subscription Agreement

                        RESOURCENET COMMUNICATIONS, INC.
                            INSTRUCTION TO INVESTORS



In order to invest in the securities:


         (1)      Complete and sign the Subscription Agreement.

         (2) Enclose a check in the appropriate amount for the shares you desire to purchase. The check should be payable to:

                    ResourceNet Communications, Inc. - Escrow Account"

         (3) Trustees and other persons acting in a representative capacity must provide a copy of their trust agreement, power of attorney or other instrument granting the power and authority to invest.

         (4)      Mail or deliver the above items to:

                           Mr. Michael Hinshaw
                           ResourceNet Communications, Inc.
                           One Sansome Street
                           Suite 2000
                           San Francisco, California  94104

         (5) You should receive an executed Subscription Agreement within ten days. If you have not received this material by this time please notify ResourceNet Communications, Inc. at the above address.

                        RESOURCENET COMMUNICATIONS, INC.
                             SUBSCRIPTION AGREEMENT

ResourceNet Communications, Inc. hereby warrants that by executing this Subscription Agreement that the Subscriberdoes not in any way waive any of their rights under the Federal Securities Laws.


To:      Mr. Michael Hinshaw
         President
         ResourceNet Communications, Inc.
         One Sansome Street, Suite 2000
         San Francisco, CA  94104


Dear Mr. Hinshaw:

         I have read and understand the Prospectus of ResourceNet Communications, Inc. dated XXXXXXX, 1997. I am tendering this Subscription Agreement, together with a check made payable in United States currency toResourceNet Communications - Escrow Account" in the amount of $____________________ for _________ shares of stock at $6.00 per share.

         I acknowledge that acceptance of this subscription is at the sole discretion of ResourceNet Communications.


                                   Sincerely,




                                   Signature of Investor




                                   Printed or Typed Name




                                   Street Address



                                   City / State / Zip Code




                                   Telephone Numbers - Home / Work



                                   Date




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